As filed with the Securities and Exchange Commission on February 13, 2026.

Registration No. 333-293204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Generate Biomedicines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	83-1630228
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 South Street, Suite 900

Somerville, MA 02143

(888) 469-0055

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Nally

Chief Executive Officer

Generate Biomedicines, Inc.

101 South Street, Suite 900

Somerville, MA 02143

(888) 469-0055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable Joseph C. Theis Stephanie Richards Janet Hsueh Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Sean Martin Chief Legal Officer and General Counsel Generate Biomedicines, Inc. 101 South Street, Suite 900 Somerville, MA 02143 (888) 469-0055	Peter N. Handrinos Wesley C. Holmes Samuel P. Niles Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 880-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-293204) is being filed solely for the purpose of filing certain exhibits. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation, as currently in effect.

3.2*	Form of Second Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the completion of this offering.

3.3**	Bylaws, as currently in effect.

3.4*	Form of Amended and Restated Bylaws, to be in effect as of the effectiveness of the registration statement of which this prospectus forms a part.

4.1	Specimen Common Stock Certificate.

4.2**	Warrant to Purchase Common Stock, dated July 10, 2020, by and between the Registrant and Pacific Western Bank.

4.3+	Amended and Restated Investors’ Rights Agreement, by and between the Registrant and certain of its stockholders, dated as of May 9, 2023.

5.1*	Opinion of Goodwin Procter LLP.

10.1**#	2019 Equity Incentive Plan, as amended, and form of award agreements thereunder.

10.2*#	Generate Biomedicines, Inc. 2026 Stock Option and Incentive Plan and form of award agreements thereunder.

10.3*#	Generate Biomedicines, Inc. 2026 Employee Stock Purchase Plan.

10.4*#	Form of Indemnification Agreement by and between the Registrant and its director and executive officers.

10.5*#	Senior Executive Cash Incentive Bonus Plan.

10.6*#	Executive Severance Plan.

10.7*#	Non-Employee Director Compensation Policy.

10.8*#	Compensation Recovery Policy.

10.9**†+	Collaboration and License Agreement, by and between the Registrant and Novartis Pharma AG, dated as of September 19, 2024.

10.10**†+	Collaboration Agreement, by and between Amgen Inc. and the Registrant, dated as of August 30, 2021.

10.11†+	License Agreement, by and between Flagship Pioneering Innovations VI, LLC and the Registrant, dated as of December 24, 2021, as amended on October 5, 2022, December 12, 2023, and October 9, 2024.

10.12†+	Licence Agreement, by and between Lonza Sales AG and the Registrant, effective as of July 1, 2023.

10.13**#+	Offer Letter, by and between the Registrant and Gevorg Grigoryan, dated as of September 11, 2018.

10.14**#+	Offer Letter, by and between the Registrant and Jason Silvers, dated as of March 31, 2022.

10.15**†+	Lease, by and between 101 South Street, Owner, LLC, and the Registrant, dated as of June 30, 2021.

Exhibit Number	Description

10.16**+	Lease, by and between IQHQ-4 Corporate, LLC and the Registrant, dated as of October 29, 2021.

10.17†+	Stock Purchase Agreement, by and among the Registrant, Pioneering Medicines 02, Inc. and Pioneering Medicines 02, LLC, dated as of February 4, 2026.

10.18†+	Development and Manufacturing Services Agreement, by and between Lonza Sales AG, Lonza AG and the Registrant, dated as of July 19, 2022.

21.1**	Subsidiaries of Registrant.

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

107**	Filing Fee Table.

* To be filed by amendment.

** Previously filed.

# Indicates a management contract or any compensatory plan, contract or arrangement.

† Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

+ Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601(a)(5) and (6) of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, Massachusetts, on the 13th of February, 2026.

GENERATE BIOMEDICINES, INC.

By	/s/ Michael Nally
	Name:	Michael Nally, M.B.A.
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Nally	Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2026
Michael Nally, M.B.A.

/s/ Jason Silvers	President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2026
Jason Silvers, M.D., J.D.

*	Chair of the Board of Directors	February 13, 2026
Noubar B. Afeyan, Ph.D.

*	Director	February 13, 2026
Frances H. Arnold, Ph.D.

*	Director	February 13, 2026
Stéphane Bancel, M.B.A.

*	Director	February 13, 2026
Marsha H. Fanucci, M.B.A.

*	Director	February 13, 2026
Jane L. Mendillo, M.B.A.

*	Director	February 13, 2026
Paul Parker, M.B.A.

*	Director	February 13, 2026
Nancy A. Simonian, M.D.

*	Director	February 13, 2026
Rupert Vessey, B.M. B.Ch., D.Phil., FRCP

By	/s/ Michael Nally
	Name:	Michael Nally, M.B.A.
	Title:	Attorney-in-Fact